UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2004

NATIONAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-19136 (Common Stock)
and 333-9045 (Series B Senior Notes)
and 333-38075 (Series D Senior Notes)

Delaware (State or other jurisdiction of incorporation or organization)	58-1922764 (IRS Employer Identification No.)

4925 Greenville Avenue
1400 One Energy Square
Dallas, Texas 75206
(Address of principal executive offices)

(214) 692-9211
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

     Pursuant to Item 304 of Regulation S-K, National Energy Group, Inc. (the “Company”) makes the following representations:

(i)	On April 19, 2004, the Company’s Audit Committee voted (i) not to renew the Company’s engagement with KPMG LLP as the Company’s independent auditors and (ii) to appoint Grant Thornton LLP (“Grant Thornton”), 2700 Three Allen Center, 333 Clay Street, Houston, TX 77002, to be the independent auditors of the Company, including engaging Grant Thornton to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2004. The Audit Committee based its decision on competitive bids submitted by three accounting firms. The Company notified KPMG LLP of this change on April 21, 2004. As of the date of this report, Grant Thornton has completed its standard prospective client evaluation procedures and has accepted the engagement.

(ii)	KPMG LLP’s reports on the Company’s consolidated financial statements for fiscal years 2001, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2001, 2002, and 2003, and through April 21, 2004 there were no disagreements between the Company and KPMG LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which would have caused KPMG LLP to make a reference to the subject matter of the disagreements in connection with their reports.

(iii)	The Company did not consult with Grant Thornton with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements prior to engaging the firm.

(iv)	The Company has requested that KPMG LLP review the disclosure in this Report on Form 8-K. KPMG LLP has been provided with a copy of this report on Form 8-K, prior to the date of the filing of this report, and has requested that KPMG LLP furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits

16.1 Letter from KPMG LLP, dated April 21, 2004

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SIGNATURES

NATIONAL ENERGY GROUP, INC.
April 27, 2004	By:	/s/ Randall D. Cooley
Randall D. Cooley
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter from KPMG LLP, dated April 21, 2004

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